EXHIBIT 19-1
                        STATEMENT TO CERTIFICATEHOLDERS
                       NATIONSCREDIT GRANTOR TRUST 1997-1


     Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

Month                                                                   Jun-97

Collection Period                                                       5/1/97
Determination Date                                                     6/11/97
Deposit Date                                                           6/13/97
Distribution Date                                                      6/16/97

Pool Balance
   Pool Balance on the close of the last day of the Collection Period (Record Date)   176,761,622.38
       Pool Factor                                                                         97.2387104%
       Ending Pool Balance (per $1,000 certificate)                                            972.39
       Liquidation Proceeds                                                                  7,000.00
       Purchase Amounts                                                                    203,646.34

Amounts Distributed on the Distribution Date (per $1,000 certificate)
        Interest Payments:
        Monthly Interest Payment                                                                5.625
        Carry-Over Monthly Interest Payment                                                       -
        Total Interest Payment                                                                  5.625

        Principal Payments:
        Monthly Principal Payment                                                              27.613
        Carry-Over Monthly Principal Payment                                                      -
        Total Principal Payment                                                                27.613

        Servicing Fee:
        Servicing Fee                                                                           0.625
        Carry-Over Monthly Servicing Fee                                                          -
        Total Servicing Fee                                                                     0.625

Surety Bond
        Surety Bond Amount for the current Distribution Date                           181,781,125.63
        Surety Bond Amount as a % of the Pool Balance                                        102.8397%

                          MONTHLY SERVICERS CERTIFICATE
                       NATIONSCREDIT GRANTOR TRUST 1997-1

     Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                   Jun-97

Collection Period                                     1-May-97
Determination Date                                   11-Jun-97
Deposit Date                                         13-Jun-97
Distribution Date                                    16-Jun-97

Pool Balance
    Pool Balance on the close of the last day of the preceding Collection Period         181,781,125.63
        Principal Collections                                                              4,666,434.79
        Purchase Amounts Allocable to Principal                                              203,646.34
        Defaulted Receivables                                                                149,422.12
        Pool Balance on the close of the last day of the Collection Period               176,761,622.38

        Original Pool Balance                                                            181,781,125.63

        Pool Factor                                                                               97.24%

        Preference Amounts                                                                          -

        Certificate Pass-Through Rate                                                              6.75%
        Servicing Fee Rate                                                                         0.75%

Available Funds

        Collections allocable to interest                                                  1,673,194.55
        Purchase Amounts allocable to interest                                                 1,868.82
        Liquidation Proceeds                                                                   7,000.00
        Collections allocable to principal                                                 4,666,434.79
        Purchase Amounts allocable to principal                                              203,646.34
        Other Available Funds - Interest on Collection or Certificate Account                      -
        Total Available Funds                                                              6,552,144.50

Interest Payment

        Monthly Interest Payment                                                           1,022,518.83
        Carry-Over Monthly Interest                                                              -
        Total                                                                              1,022,518.83

Principal Payment

        Monthly Principal Payment                                                          5,019,503.25
        Carry-Over Monthly Principal                                                              -
        Total                                                                              5,019,503.25

Servicing Fee

        Servicing Fee                                                                        113,613.20
        Carry-Over Monthly Servicing Fee                                                           -
        Total                                                                                113,613.20

Deposit to Certificate Account

        Available Funds                                                                    6,552,144.50
        Reserve Account Withdrawal Deposit                                                        -
        Surety Bond Drawing Deposit                                                               -
        Total Deposit to the Certificate Account                                           6,552,144.50

Distributions from the Certificate Account

        Monthly Interest Payment and any Carry-Over Monthly Interest                       1,022,518.83
        Monthly Principal Payment and any Carry-Over Monthly Principal                     5,019,503.25
        Preference Amounts                                                                       -
        Servicing Fee and any Carry-Over Servicing Fee                                       113,613.20
        Distributions to the Surety Bond Provider                                             18,178.11
        Distributions to the Reserve Account                                                 378,331.10
        Distributions to the Seller                                                              -

        Carry-Over Monthly Interest to the next Distribution Date                                -
        Carry-Over Monthly Principal to the next Distributions Date                              -
        Carry-Over Monthly Servicing Fee to the next Distribution Date                           -

Reserve Account

        Reserve Account Balance as of the end of the preceding Collection Period           5,453,433.77
        Earnings from investments on the Reserve Account                                       8,129.07
        Reserve Account Withdrawal                                                               -
        Deposits to the Reserve Account                                                      378,331.10
        Reserve Account Balance                                                            5,839,893.94
        Distributions of any excess amounts on deposit in the Reserve Account                    -
        Ending Reserve Account Balance                                                     5,839,893.94

        Reserve Account Balance as a % of the Pool Balance                                         3.30%
        Specified Reserve Account Requirement                                              7,070,464.90
        Amount needed to fully fund Reserve Account                                        1,230,570.95

Surety Bond

        Required Surety Bond Amount                                                      181,781,125.63
        Surety Bond amount on the previous Distribution Date                             181,781,125.63
        Payments made with respect Surety Principal Draws                                        -
        Payments received with respect to unreimbursed Surety Principal Draws                    -
        Surety Bond Amount for the current Distribution Date                             181,781,125.63

        Total Surety Bond Draws                                                                  -
        Surety Bond Fee                                                                       18,178.11
        Amount Owed to Surety Bond Provider                                                      -
        Surety Bond Fee Paid                                                                  18,178.11
        Payments made to the Surety Bond Provider                                                -
        Surety Bond Fee Outstanding                                                              -
        Remaining Amounts Owed to the Surety Bond Provider                                       -

Net Credit Loss Ratio

        Net Credit Losses                                                                    142,422.12
        For the Current Collection Period                                                          0.08%
        For the preceding Collection Period                                                      -
        For the second preceding Collection Period                                               -
        Average Net Credit Loss Ratio                                                              0.08%

Delinquency Analysis

        Number of Loans
        30 to 59 days past due                                                                   128.00
        60 to 89 days past due                                                                    38.00
        90 or more days past due                                                                  64.00
        Total                                                                                    230.00

        Principal Balance
        30 to 59 days past due                                                             1,334,573.92
        60 to 89 days past due                                                               351,576.81
        90 or more days past due                                                             633,720.85
        Total                                                                              2,319,871.58

        Delinquency Ratio
        For the current Collection Period                                                          1.31%
        For the preceding Collection Period                                                        0.00%
        For the second preceding Collection Period                                                 0.00%
        Average Delinquency Ratio                                                                  1.31%

Weighted Average Computations

        Weighted Average Coupon                                                                   10.94
        Weighted Average Original Term (months)                                                  123.00
        Weighted Average Remaining Term (months)                                                 109.00
        Number of Outstanding Accounts - End of Period                                        15,473.00

Cash Settlement for the Trustee

        Total Deposit to the Collection Account                                            6,552,144.50
        Servicing Fee                                                                        113,613.20
        Interest allocable to the Seller's Certificate                                             0.71
        Principal amount allocable to the Seller's Certificate                                     3.47
        Net Deposit to the Certificate Account                                             6,438,527.12
        Wire Funds to the Certificateholders                                               6,042,017.91
        Wire Funds to the Surety Bond Provider                                                18,178.11
        Deposit Funds into the Reserve Account                                               378,331.10
        Wire Funds to NationsCredit                                                              -


Approved by: /S/ LAWRENCE ANGELILLI
        Lawrence Angelilli
        Vice President & Treasurer